Exhibit 10.1

AMENDMENT TO THE

ON SEMICONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

ON Semiconductor Corporation, formerly SCG Holding Corporation (the “Company”) previously approved and adopted the SCG Holding Corporation 2000 Stock Purchase Plan (the “Plan”). The Plan has been amended on a number of occasions. By this instrument, the Company desires to amend the Plan to increase the number of shares available for purchase under the Plan from its existing 15,000,000 shares to 18,000,000 shares.

1. The provisions of this Amendment shall be effective as of the date approved by the Company’s shareholders (i.e., May 15, 2013).

2. Section 4 (Stock Subject to Plan) of the Plan is hereby amended by deleting the first sentence and replacing it with the following language:

Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 18,000,000.

3. This Amendment shall amend only the provisions of the Plan as set forth herein.

Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, ON Semiconductor Corporation has caused this Amendment to be executed as of this 20th day of February, 2013.

ON SEMICONDUCTOR CORPORATION

By:	/s/ JUDITH A. BOYLE
Judith A. Boyle
Its:	Vice President, Assistant General Counsel and Assistant Secretary